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Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statements No. 33-11914, 33-11838, 33-45071, 33-62357, 333-20693, 333-25403, 333-89321 and
333-46170 of Tab Products Co. on Form S-8 of our reports dated June 28, 2001, appearing and incorporated by reference in this Annual Report on Form 10-K of Tab Products Co. for the fiscal year ended May 31, 2001.




Deloitte & Touche LLP
San Jose, California
August 27, 2001